SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 15, 2004

SONOMAWEST HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-01912 (Commission File Number)	94-1069729 (I.R.S. Employer Identification No.)

2064 HIGHWAY 116 NORTH, SEBASTOPOL, CALIFORNIA (Address of Principal Executive Offices)	95472 (Zip Code)

(707) 824-2534
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modifications to Rights of Security Holders.

On October 27, 2004, the company held its Annual Meeting of Shareholders. At the meeting, the shareholders approved the reincorporation of the Company from California to Delaware by means of a merger with and into a wholly-owned Delaware subsidiary. On November 15, 2004, the Company filed a certificate of merger with the Delaware Secretary of State. As a result of the reincorporation merger, the rights of security holders have changed. The differences in the rights of the security holders as a result of the reincorporation are described more fully in our Definitive Proxy on Schedule 14A filed on September 28, 2004, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

      (c) Exhibits.

Exhibit 10.1	Agreement and Plan of Merger dated November 15, 2004 by and between SonomaWest Holdings, Inc., a California corporation and SonomaWest Holdings, Inc., a Delaware corporation.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

SONOMAWEST HOLDINGS, INC. By: /s/ Roger S. Mertz —————————————— Roger S. Mertz Chairman of the Board

Date: November 15, 2004